Exhibit 99.1

John Cummings

salesforce.com

Investor Relations

415-778-4188

jcummings@salesforce.com

Jane Hynes

salesforce.com

Public Relations

415-901-5079

jhynes@salesforce.com

Salesforce.com Announces Fiscal 2014 First Quarter Results

•	Revenue of $893 Million, up 28% Year-Over-Year, 30% in Constant Currency

•	Deferred Revenue of $1.7 Billion, up 30% Year-Over-Year, 31% in Constant Currency

•	Unbilled Deferred Revenue of Approximately $3.6 Billion, up 33% Year-Over-Year

•	Operating Cash Flow of $283 Million, up 33% Year-Over-Year

•	Raises FY14 Revenue Guide to $3.835 - $3.875 Billion

SAN FRANCISCO, Calif. – May 23, 2013 – Salesforce.com (NYSE: CRM), the world’s #1 CRM platform (http://www.salesforce.com/), today announced results for its fiscal first quarter ended April 30, 2013.

“Salesforce.com delivered another quarter of strong growth, with constant currency revenue, deferred revenue, and operating cash flow all growing 30% or more year over year,” said Marc Benioff, Chairman and CEO, salesforce.com. “Salesforce.com is now the world’s #1 CRM market share leader according to Gartner.”

Salesforce.com delivered the following results for its fiscal first quarter:

Revenue: Total Q1 revenue was $893 million, an increase of 28% on a year-over-year basis, and 30% in constant currency. Subscription and support revenues were $842 million, an increase of 29% on a year-over-year basis. Professional services and other revenues were $50 million, an increase of 25% on a year-over-year basis.

Earnings per Share: Q1 GAAP net loss per share was ($0.12), and non-GAAP diluted earnings per share was $0.10. The company’s non-GAAP results exclude the effects of $115 million in stock-based compensation expense, $24 million in amortization of purchased intangibles, and $9 million in net non-cash interest expense related to the company’s convertible senior notes, and is based on a non-GAAP tax rate of approximately 35%. GAAP EPS calculations are based on a basic share count of approximately 588 million shares. Non-GAAP EPS calculations are based on approximately 623 million diluted shares outstanding during the quarter, including approximately 22 million shares associated with the company’s convertible 0.75% senior notes due 2015.

Cash: Cash generated from operations for the fiscal first quarter was $283 million, an increase of 33% on a year-over-year basis. Total cash, cash equivalents and marketable securities finished the quarter at $3.1 billion. During the quarter, the company raised $1.15 billion through the issuance of convertible 0.25% senior notes due 2018.

Deferred Revenue: Deferred revenue on the balance sheet as of April 30, 2013 was $1.73 billion, an increase of 30% on a year-over-year basis, and 31% in constant currency. Current deferred revenue increased by 33% year-over-year to $1.67 billion, benefited in part by longer invoice durations. Non-current deferred revenue decreased by 25% year-over-year to $58 million. Unbilled deferred revenue, representing business that is contracted but unbilled and off balance sheet, ended the first quarter at approximately $3.6 billion, up 33% on a year-over-year basis.

As of April 30, 2013, salesforce.com is initiating revenue and EPS guidance for its second quarter of fiscal year 2014. In addition, the company is raising its full fiscal year 2014 revenue guidance previously provided on February 28, 2013.

Q2 FY14 Guidance: Revenue for the company’s second fiscal quarter is projected to be in the range of $931 million to $936 million, an increase of 27% to 28% year-over-year.

GAAP net loss per share is expected to be in the range of ($0.07) to ($0.06), while diluted non-GAAP EPS is expected to be in the range of $0.11 to $0.12. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $119 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $22 million, and net non-cash interest expense related to the convertible senior notes, expected to be approximately $12 million. EPS estimates assume a GAAP tax rate of approximately negative 21%, which reflects the estimated quarterly change in the tax valuation allowance, and a non-GAAP tax rate of approximately 36%. The GAAP EPS calculation assumes an average basic share count of approximately 595 million shares, and the non-GAAP EPS calculation assumes an average fully diluted share count of approximately 634 million shares.

Full Year FY14 Guidance: Revenue for the company’s full fiscal year 2014 is projected to be in the range of $3.835 billion to $3.875 billion, an increase of 26% to 27% year-over-year.

GAAP net loss per share is expected to be in the range of ($0.33) to ($0.31) while diluted non-GAAP EPS is expected to be in the range of $0.47 to $0.49. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $500 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $86 million, and net non-cash interest expense related to the convertible senior notes, expected to be approximately $47 million. EPS estimates assume a GAAP tax rate of approximately negative 23%, which reflects the estimated annual change in the tax valuation allowance, and a non-GAAP tax rate of approximately 35%. Note that the tax valuation allowance adds complexity, causing potential volatility in our forecasted GAAP tax rate. The GAAP EPS calculation assumes an average basic share count of approximately 599 million shares, and the non-GAAP EPS calculation assumes an average fully diluted share count of approximately 638 million shares.

The following is a per share reconciliation of GAAP EPS to non-GAAP diluted EPS guidance for the second quarter and full fiscal year:

	Fiscal 2014
	Q2	FY2014
GAAP EPS Range*	($0.07) - ($0.06)	($0.33) - ($0.31)
Plus
Amortization of purchased intangibles	$0.03	$0.14
Stock-based expense	$0.19	$0.78
Amortization of debt discount, net	$0.02	$0.07
Less
Income tax adjustments**	$(0.06)	$(0.19)

Non-GAAP diluted EPS	$0.11 - $0.12	$0.47 - $0.49
Shares used in computing basic net income per share (millions)	595	599
Shares used in computing diluted net income per share (millions)	634	638

*	For Q2 and FY14 GAAP EPS loss, basic number of shares used for calculation
**	The Company’s non-GAAP tax provision excludes the tax effects of expense items described above and certain tax items not directly related to the current fiscal year ordinary operating results. Examples of such tax items include, but are not limited to, changes in the valuation allowance related to deferred tax assets, certain acquisition-related costs and unusual or infrequently occurring items.

Quarterly Conference Call

Salesforce.com will host a conference call to discuss its first quarter results at 2:00 p.m. Pacific Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.salesforce.com/investor. In addition, an archive of the audiocast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing domestically 866-901-SFDC or 866-901-7332 and internationally at +1 706-902-1764, passcode 44414082. A replay will be available at 800-585-8367 or +1 855-859-2056, passcode 44414082, until midnight (Eastern Time) June 21, 2013.

About salesforce.com

Founded in 1999, salesforce.com is the world’s #1 CRM platform. Our unique, multi-tenant cloud architecture provides a highly customizable, low cost, easy-to-use platform that empowers companies to sell, service, market and innovate more effectively:

•	Grow business with the #1 sales app, Salesforce Sales Cloud

•	Deliver amazing customer service with the #1 service app, Salesforce Service Cloud

•	Listen, publish and advertise with the #1 social marketing app, Salesforce Marketing Cloud

•	Build and deliver social and mobile apps with the Salesforce Platform, and extend success with the world’s leading enterprise app marketplace, the AppExchange

Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM.” For more information please visit http://salesforce.com, or call 1-800-NO-SOFTWARE.

###

Non-GAAP Financial Measures: This press release includes information about non-GAAP EPS, non-GAAP tax rates, and constant currency growth rates (collectively the “non-GAAP financial measures”). Non-GAAP EPS estimates exclude the impact of the following non-cash items: stock-based compensation, amortization of acquisition-related intangibles, and the net amortization of debt discount on the company’s convertible senior notes, as well as income tax adjustments. The purpose of the non-GAAP tax rate is to quantify the excluded tax adjustments and the tax consequences associated with the above excluded non-cash expense items. These non-GAAP financial measures are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles. The method used to produce non-GAAP financial measures is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

The primary purpose of these non-GAAP measures is to provide supplemental information that may prove useful to investors who wish to consider the impact of certain non-cash items on the company’s operating performance. Non-cash stock-based compensation, amortization of acquisition-related intangible assets, and the net amortization of debt discount on the company’s convertible senior notes are being excluded from the company’s FY14 financial results because the decisions which gave rise to these expenses were not made to increase revenue in a particular period, but were made for the company’s long-term benefit over multiple periods. While strategic decisions, such as those related to the issuance of equity awards, resulting in stock-based compensation, the acquisitions of companies, or the issuance of convertible senior notes, are made to further the company’s long-term strategic objectives and impact the company’s statement of operations under GAAP measures, these items affect multiple periods and management is not able to change or affect these items in any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the non-GAAP measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in any particular period, and management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance.

In addition, the majority of the company’s industry peers report non-GAAP operating results that exclude certain non-cash or non-recurring items, such as certain one-time charges. As significant unusual or discrete events occur, such as the valuation allowance against the company’s deferred tax assets, the results may be excluded in the period in which the events occur. Management believes that the provision of supplemental non-GAAP information will enable a more complete comparison of the company’s relative performance.

Specifically, management is excluding the following items from its non-GAAP EPS for Q1 and its non-GAAP estimates for Q2 and FY14:

•

Stock-Based Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•

Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•

Amortization of Debt Discount: Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the company’s $575 million of convertible senior notes due 2015 that were issued in a private placement in January 2010 and the company’s $1.15 billion of convertible senior notes due 2018 that were issued in a private placement in March 2013. The imputed interest rates were approximately 5.9% for the convertible notes due 2015 and approximately 2.5% for the convertible notes due 2018, while the actual coupon interest rates of the notes were 0.75% and 0.25%, respectively. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that this non-cash expense is not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

•

Income Tax Effects and Adjustments: The company’s non-GAAP tax provision excludes the tax effects of expense items described above and certain tax items not directly related to the current fiscal year’s ordinary operating results. Examples of such tax items include, but are not limited to, changes in the valuation allowance related to deferred tax assets, certain acquisition-related costs and unusual or infrequently occurring items. Management believes the exclusion of these income tax adjustments provides investors with useful supplemental information about the company’s operational performance.

###

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about expected GAAP and non-GAAP financial results for the second fiscal quarter and the full fiscal year of 2014, including revenue, net loss, EPS, expected revenue run rate, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles and debt discount, non-cash interest expense, shares outstanding, and deferred tax asset valuation allowances. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include - but are not limited to - risks associated with possible fluctuations in the company’s financial and operating results; the company’s rate of growth and anticipated revenue run rate, including the company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and, as appropriate, cash flow, and the continued growth and ability to maintain deferred revenue and unbilled deferred revenue; errors, interruptions or delays in the company’s service or the company’s Web hosting; breaches of the company’s security measures; the financial impact of any previous and future acquisitions; the nature of the company’s business model; the company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the company’s service; successful customer deployment and utilization of the company’s existing and future services; changes in the company’s sales cycle; competition; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets, the company’s ability to hire, retain and motivate employees and manage the company’s growth; changes in the company’s customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company’s effective tax rate; factors affecting the company’s outstanding convertible notes; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; collection of receivables; interest rates; factors affecting our deferred tax assets and ability to value and utilize them, including the timing of when we once again achieve profitability on a pre-tax basis; the risks and expenses associated with the company’s real estate and office facilities space; and general developments in the economy, financial markets, and credit markets.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including the company’s Form 10-Q that will be filed for the first quarter ended April 30, 2013, and our Form 10-K filed for the fiscal year ended January 31, 2013. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2013 salesforce.com, inc. All rights reserved. Salesforce, Sales Cloud, Service Cloud, Marketing Cloud, AppExchange, Salesforce Platform, and others are trademarks of salesforce.com, inc. Other brands featured herein may be trademarks of their respective owners.

salesforce.com, inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended April 30,
	2013	2012
Revenues:
Subscription and support	$842,221	$655,220
Professional services and other	50,412	40,247

Total revenues	892,633	695,467
Cost of revenues (1)(2):
Subscription and support	153,550	108,744
Professional services and other	55,444	42,807

Total cost of revenues	208,994	151,551
Gross profit	683,639	543,916
Operating expenses (1)(2):
Research and development	131,939	94,776
Marketing and sales	466,490	369,789
General and administrative	129,750	101,600

Total operating expenses	728,179	566,165
Loss from operations	(44,540)	(22,249)
Investment income	3,354	4,461
Interest expense	(11,883)	(6,370)
Other expense	(874)	(710)

Loss before benefit from (provision for) income taxes	(53,943)	(24,868)
Benefit from (provision for) income taxes	(13,778)	5,393

Net loss	$(67,721)	$(19,475)

Basic net loss per share (3)	$(0.12)	$(0.04)
Diluted net loss per share (3)	$(0.12)	$(0.04)
Shares used in computing basic net loss per share (3)	588,385	552,600
Shares used in computing diluted net loss per share (3)	588,385	552,600
(1) Amounts include amortization of purchased intangibles from business combinations, as follows:
Cost of revenues	$21,305	$17,448
Marketing and sales	2,460	3,427

(2) Amounts include stock-based expenses, as follows:
Cost of revenues	$10,678	$7,253
Research and development	24,429	15,667
Marketing and sales	59,802	41,987
General and administrative	19,820	16,359

(3)	Prior period results have been adjusted to reflect the four for one stock split through a stock dividend which occurred in April 2013 (See Supplemental Diluted Share Count Information for additional details)

salesforce.com, inc.

Condensed Consolidated Statements of Operations

As a percentage of total revenues:

(Unaudited)

	Three Months Ended April 30,
	2013	2012
Revenues:
Subscription and support	94%	94%
Professional services and other	6	6

Total revenues	100	100
Cost of revenues (1)(2):
Subscription and support	17	16
Professional services and other	6	6

Total cost of revenues	23	22
Gross profit	77	78
Operating expenses (1)(2):
Research and development	15	14
Marketing and sales	52	53
General and administrative	15	14

Total operating expenses	82	81
Loss from operations	(5)	(3)
Investment income	0	0
Interest expense	(1)	(1)
Other expense	0	0

Loss before benefit from (provision for) income taxes	(6)	(4)
Benefit from (provision for) income taxes	(2)	1

Net loss	(8)%	(3)%

(1) Amortization of purchased intangibles from business combinations as a percentage of total revenues, as follows:
Cost of revenues	2%	3%
Marketing and sales	0	0

(2) Stock-based expenses as a percentage of total revenues, as follows:
Cost of revenues	1%	1%
Research and development	3	2
Marketing and sales	7	6
General and administrative	2	2

salesforce.com, inc.

Condensed Consolidated Balance Sheets

(in thousands)

	April 30, 2013	January 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,927,990	$747,245
Short-term marketable securities	171,827	120,376
Accounts receivable, net	502,609	872,634
Deferred commissions	119,499	142,311
Prepaid expenses and other current assets (see additional metrics)	154,114	133,314

Total current assets	2,876,039	2,015,880
Marketable securities, noncurrent	979,640	890,664
Property and equipment, net (see additional metrics)	623,684	604,669
Deferred commissions, noncurrent	106,710	112,082
Capitalized software, net (see additional metrics)	192,429	207,323
Goodwill	1,544,584	1,529,378
Other assets, net (see additional metrics)	190,623	168,960

Total assets	$6,513,709	$5,528,956

Liabilities, temporary equity and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities (see additional metrics)	$527,080	$597,706
Deferred revenue	1,674,797	1,798,640
Convertible 0.75% senior notes, net	527,810	521,278

Total current liabilities	2,729,687	2,917,624
Convertible 0.25% senior notes, net	1,029,495	0
Income taxes payable, noncurrent	49,239	49,074
Long-term lease liabilities and other	137,049	126,658
Deferred revenue, noncurrent	58,363	64,355

Total liabilities	4,003,833	3,157,711

Temporary equity	47,080	53,612

Stockholders’ equity:
Common stock (1)	590	586
Additional paid-in capital (1)	2,627,183	2,410,892
Accumulated other comprehensive income	13,726	17,137
Accumulated deficit	(178,703)	(110,982)

Total stockholders’ equity	2,462,796	2,317,633

Total liabilities, temporary equity and stockholders’ equity	$6,513,709	$5,528,956

(1)	Prior period results have been adjusted to reflect the four for one stock split through a stock dividend which occurred in April 2013 (See Supplemental Diluted Share Count Information for additional details)

salesforce.com, inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended April 30,
	2013	2012
Operating activities:
Net loss	$(67,721)	$(19,475)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	62,297	49,441
Amortization of debt discount and transaction costs	9,670	4,669
Amortization of deferred commissions	45,667	36,246
Expenses related to employee stock plans	114,729	81,266
Excess tax benefits from employee stock plans	(1,866)	(11,043)
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	369,889	312,660
Deferred commissions	(17,483)	(32,118)
Prepaid expenses and other current assets	(7,872)	(20,349)
Other assets	1,522	1,755
Accounts payable, accrued expenses, and other liabilities	(95,808)	(144,260)
Deferred revenue	(129,835)	(45,580)

Net cash provided by operating activities	283,189	213,212

Investing activities:
Business combinations, net of cash acquired	(22,161)	(48,913)
Land activity and building improvements	0	(4,106)
Strategic investments	(5,116)	(2,665)
Changes in marketable securities	(137,989)	(374,582)
Capital expenditures	(54,010)	(44,721)

Net cash used in investing activities	(219,276)	(474,987)

Financing activities:
Proceeds from borrowings on convertible senior notes, net	1,132,750	0
Proceeds from issuance of warrants	84,800	0
Purchase of convertible note hedge	(153,800)	0
Proceeds from employee stock plans	66,524	93,567
Excess tax benefits from employee stock plans	1,866	11,043
Principal payments on capital lease obligations	(8,499)	(7,574)

Net cash provided by financing activities	1,123,641	97,036

Effect of exchange rate changes	(6,809)	(1,760)

Net increase (decrease) in cash and cash equivalents	1,180,745	(166,499)
Cash and cash equivalents, beginning of period	747,245	607,284

Cash and cash equivalents, end of period	$1,927,990	$440,785

salesforce.com, inc.

Additional Metrics

(Unaudited)

	Apr 30, 2013		Jan 31, 2013	Oct 31, 2012	Jul 31, 2012	Apr 30, 2012	Jan 31, 2012
Full Time Equivalent Headcount	10,283		9,801	9,319	8,765	8,335	7,785
Financial data (in thousands):
Cash, cash equivalents and marketable securities	$3,079,457	(1)	$1,758,285	$1,416,050	$1,804,265	$1,657,089	$1,447,174
Deferred revenue, current and noncurrent	$1,733,160		$1,862,995	$1,291,703	$1,337,184	$1,334,716	$1,380,295

(1)	Includes $1.1 billion of net proceeds from the convertible 0.25% senior note offering and hedge transactions in March 2013.

Selected Balance Sheet Accounts (in thousands):

	Apr 30, 2013	Jan 31, 2013
Prepaid Expenses and Other Current Assets
Deferred professional services costs	$2,110	$3,522
Deferred income taxes, net	6,794	7,321
Prepaid income taxes	25,785	21,180
Prepaid expenses and other current assets	119,425	101,291

	$154,114	$133,314

Property and Equipment, net
Land	$248,263	$248,263
Building improvements	49,572	49,572
Computers, equipment and software	346,280	328,318
Furniture and fixtures	42,225	38,275
Leasehold improvements	216,686	193,181

	903,026	857,609
Less accumulated depreciation and amortization	(279,342)	(252,940)

	$623,684	$604,669

Capitalized Software, net
Capitalized internal-use software development costs, net of accumulated amortization	$62,666	$59,647
Acquired developed technology, net of accumulated amortization	129,763	147,676

	$192,429	$207,323

Other Assets, net
Deferred professional services costs, noncurrent portion	$824	$1,077
Deferred income taxes, noncurrent, net	19,358	19,212
Long-term deposits	12,730	13,422
Purchased intangible assets, net of accumulated amortization	50,494	49,354
Acquired intellectual property, net of accumulated amortization	13,854	13,872
Strategic investments	56,207	51,685
Other	37,156	20,338

	$190,623	$168,960

Accounts Payable, Accrued Expenses and Other Current Liabilities
Accounts payable	$31,522	$14,535
Accrued compensation	205,922	311,595
Accrued other liabilities	167,533	138,165
Accrued income and other taxes payable	98,524	120,341
Accrued professional costs	11,908	10,064
Accrued rent	11,671	3,006

	$527,080	$597,706

Selected Off-Balance Sheet Accounts

Unbilled Deferred Revenue, a non-GAAP measure

Unbilled deferred revenue was approximately $3.6 billion as of April 30, 2013 and $3.5 billion as of January 31, 2013. Unbilled deferred revenue represents future billings under our non-cancelable subscription agreements that have not been invoiced and, accordingly, are not recorded in deferred revenue.

Supplemental Revenue Analysis
	Three Months Ended April 30,
	2013	2012
Revenues by geography (in thousands):
Americas	$631,108	$484,953
Europe	162,826	118,294
Asia Pacific	98,699	92,220

	$892,633	$695,467

As a percentage of total revenues:

Revenues by geography:
Americas	71%	70%
Europe	18	17
Asia Pacific	11	13

	100%	100%

	Three Months Ended April 30, 2013 compared to Three Months Ended April 30, 2012	Three Months Ended January 31, 2013 compared to Three Months Ended January 31, 2012	Three Months Ended April 30, 2012 compared to Three Months Ended April 30, 2011
Revenue constant currency growth rates (as compared to the comparable prior periods)
Americas	30%	34%	43%
Europe	38%	39%	33%
Asia Pacific	17%	22%	30%
Total growth	30%	33%	39%

We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the weighted average exchange rate for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.

	April 30, 2013 compared to April 30, 2012	January 31, 2013 compared to January 31, 2012
Deferred revenue, current and noncurrent constant currency growth rates (as compared to the comparable prior periods)
Total growth	31%	34%

Supplemental Diluted Share Count Information (1)

(in thousands)

	Three Months Ended April 30,
	2013	2012
Weighted-average shares outstanding for basic earnings per share	588,385	552,600
Effect of dilutive securities (2):
Convertible senior notes	13,563	11,148
Warrants associated with the convertible senior note hedges	8,214	4,832
Employee stock awards	12,515	15,624

Adjusted weighted-average shares outstanding and assumed conversions for diluted earnings per share	622,677	584,204

(1)	Following the stockholders’ approval, the Company amended its certificate of incorporation on March 20, 2013, to increase the number of authorized shares of common stock from 400.0 million to 1.6 billion and effect a four-for-one stock split of the common stock through a stock dividend. Accordingly, all share and per share data presented herein reflect the impact of the increase in authorized shares and the stock split.
(2)	The effects of these dilutive securities were not included in the GAAP calculation of diluted net loss per share because the effect would have been anti-dilutive.

Supplemental Cash Flow Information

Free cash flow analysis, a non-GAAP measure

(in thousands)

	Three Months Ended April 30,
	2013	2012
Operating cash flow
GAAP net cash provided by operating activities	$283,189	$213,212
Less:
Capital expenditures	(54,010)	(44,721)

Free cash flow	$229,179	$168,491

Our free cash flow analysis includes GAAP net cash provided by operating activities less capital expenditures. The capital expenditures balance does not include any costs related to the purchase and activities related to land activity, building improvements and strategic investments.

Comprehensive Loss

(in thousands)

	Three Months Ended April 30,
	2013	2012
Net loss	$(67,721)	$(19,475)
Other comprehensive loss, before tax and net of reclassification adjustments:
Foreign currency translation and other losses	(5,760)	(3,188)
Unrealized gains on investments	1,721	1,120

Other comprehensive loss, before tax	(4,039)	(2,068)
Tax effect	628	(418)

Other comprehensive loss, net of tax	(3,411)	(2,486)

Comprehensive loss	$(71,132)	$(21,961)

salesforce.com, inc.

GAAP RESULTS RECONCILED TO NON-GAAP RESULTS

The following table reflects selected salesforce.com GAAP results reconciled to non-GAAP results

(in thousands, except per share data)

(Unaudited)

	Three Months Ended April 30,
	2013	2012
Gross profit
GAAP gross profit	$683,639	$543,916
Plus:
Amortization of purchased intangibles (a)	21,305	17,448
Stock-based expenses (b)	10,678	7,253

Non-GAAP gross profit	$715,622	$568,617

Operating expenses
GAAP operating expenses	$728,179	$566,165
Less:
Amortization of purchased intangibles (a)	(2,460)	(3,427)
Stock-based expenses (b)	(104,051)	(74,013)

Non-GAAP operating expenses	$621,668	$488,725

Income from operations
GAAP loss from operations	$(44,540)	$(22,249)
Plus:
Amortization of purchased intangibles (a)	23,765	20,875
Stock-based expenses (b)	114,729	81,266

Non-GAAP income from operations	$93,954	$79,892

Non-operating income (loss) (c)
GAAP non-operating loss	$(9,403)	$(2,619)
Plus: Amortization of debt discount, net	9,240	4,883

Non-GAAP non-operating income (loss)	$(163)	$2,264

Net income
GAAP net loss	$(67,721)	$(19,475)
Plus:
Amortization of purchased intangibles (a)	23,765	20,875
Stock-based expenses (b)	114,729	81,266
Amortization of debt discount, net	9,240	4,883
Less:
Income tax effects and adjustments	(19,049)	(33,095)

Non-GAAP net income	$60,964	$54,454

Diluted earnings per share (e)
GAAP diluted loss per share (d)	$(0.12)	$(0.04)
Plus:
Amortization of purchased intangibles	0.04	0.04
Stock-based expenses	0.19	0.14
Amortization of debt discount, net	0.01	0.01
Less:
Income tax effects and adjustments	(0.02)	(0.06)

Non-GAAP diluted earnings per share	$0.10	$0.09

Shares used in computing diluted net income per share (e)	622,677	584,204
a) Amortization of purchased intangibles were as follows:
	Three Months Ended April 30,
	2013	2012
Cost of revenues	$21,305	$17,448
Marketing and sales	2,460	3,427

	$23,765	$20,875

b) Stock-based expenses were as follows:
	Three Months Ended April 30,
	2013	2012
Cost of revenues	$10,678	$7,253
Research and development	24,429	15,667
Marketing and sales	59,802	41,987
General and administrative	19,820	16,359

	$114,729	$81,266

c)	Non-operating income (loss) consists of investment income, interest expense and other income (expense).
d)	Reported GAAP loss per share was calculated using the basic share count.

Non-GAAP diluted earnings per share was calculated using the diluted share count.

e)	Prior period results have been adjusted to reflect the four for one stock split through a stock dividend which occurred in April 2013 (See Supplemental Diluted Share Count Information for additional details)

salesforce.com, inc.

COMPUTATION OF BASIC AND DILUTED GAAP AND NON-GAAP NET INCOME (LOSS) PER SHARE (1)

(in thousands, except per share data)

(Unaudited)

	Three Months Ended April 30,
	2013	2012
GAAP Basic Net Loss Per Share
Net loss	$(67,721)	$(19,475)
Basic net loss per share	$(0.12)	$(0.04)
Shares used in computing basic net loss per share	588,385	552,600

	Three Months Ended April 30,
	2013	2012
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$60,964	$54,454
Basic Non-GAAP net income per share	$0.10	$0.10
Shares used in computing basic net income per share	588,385	552,600

	Three Months Ended April 30,
	2013	2012
GAAP Diluted Net Loss Per Share
Net loss	$(67,721)	$(19,475)
Diluted net loss per share	$(0.12)	$(0.04)
Shares used in computing diluted net loss per share	588,385	552,600

	Three Months Ended April 30,
	2013	2012
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$60,964	$54,454
Diluted Non-GAAP net income per share	$0.10	$0.09
Shares used in computing diluted net income per share	622,677	584,204

(1)	Prior period results have been adjusted to reflect the four for one stock split through a stock dividend which occurred in April 2013 (See Supplemental Diluted Share Count Information for additional details)